Exhibit 99.1

                             Triarc Companies, Inc.
                                 280 Park Avenue
                               New York, NY 10017

                                                          For Immediate Release
CONTACT:          Anne A. Tarbell
                  (212) 451-3030
                  www.triarc.com

                    TRIARC REPORTS FIRST QUARTER 2005 RESULTS

                    o  Strong Increase in Arby's(R) Same-Store Sales


New York, NY, May 12, 2005 - Triarc Companies, Inc. (NYSE: TRY; TRY.B) announced today the results of operations for its first quarter ended April 3, 2005.
                             Consolidated Highlights

o Consolidated revenues increased to $87.7 million in the 2005 first quarter from $69.2 million in the 2004 first quarter primarily reflecting $12.9 million in asset management and related fees of Deerfield & Company LLC ("Deerfield"), in which Triarc acquired an approximate 64% capital interest in July 2004, as well as increases in net sales from company-owned Arby's(R) restaurants and in royalties and franchise and related fees for the 2005 quarter. First quarter 2005 Arby's systemwide same-store sales were up 4% from the 2004 first quarter.

o Consolidated net income was $2.7 million, or $0.04 per diluted Class A and Class B share, in the 2005 first quarter, compared with a net loss of $(3.2) million, or $(0.5) per diluted Class A and Class B share, in the 2004 first quarter.

o Consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") (which we define as operating profit plus depreciation and amortization, other than amortization of deferred financing costs) was $6.0 million in the 2005 first quarter, compared with $3.3 million in the 2004 first quarter. The attached table provides the calculation of EBITDA and a reconciliation of EBITDA to our net income or (loss).

o Consolidated operating profit was relatively flat at $0.4 million in the 2005 first quarter compared with approximately breakeven in the 2004 first quarter. 2005 first quarter consolidated operating profit reflects the impact of an increase in restaurant operating profit as well as the operating profit of Deerfield, substantially offset by an increase in corporate general and administrative expenses reflecting higher employee compensation costs principally due to higher incentive compensation.

o The 2005 period included a $9.6 million gain principally related to the January 2005 sale of common stock of Encore Capital Group, Inc. (NASDAQ:
     ECPG), a strategic equity investment of the Company. The Company currently owns 6.3% of Encore's outstanding common stock.

o Consolidated net investment income increased to $9.1 million in the 2005 first quarter from $6.5 million in the 2004 first quarter. The increase was due primarily to higher interest income principally reflecting an increase in average rates on our interest-bearing investments and the interest income of Deerfield and, to a lesser extent, higher recognized net gains on investments.

o Consolidated depreciation and amortization was $5.5 million in the 2005 first quarter versus $3.4 million in the 2004 first quarter. This increase reflects the inclusion of the depreciation and amortization related to Deerfield as well as the effects of the implementation of new back office and point-of-sale systems at company-owned Arby's restaurants in the second half of 2004.

o Consolidated interest expense was $10.3 million in the 2005 first quarter compared with $9.6 million in the 2004 first quarter. The increase primarily reflects an increase in interest expense on debt securities sold with an obligation to purchase or under agreements to repurchase within our short-term trading portfolio, partially offset by the effect of lower balances of the majority of our long-term debt.

o In the 2004 first quarter, we expensed $0.8 million related to a proposed business acquisition we did not pursue. In the 2005 first quarter, we recognized $1.3 million of costs related to our decision not to pursue a certain financing alternative in connection with a potential acquisition that is still pending.

                        Restaurant Operations Highlights

o Net sales from company-owned Arby's restaurants were $51.2 million in the 2005 first quarter, compared with $46.7 million in the 2004 first quarter. Royalties and franchise and related fees were $23.6 million in the 2005 first quarter, up from $22.5 million in the 2004 first quarter.

o The 2005 first quarter increase in sales from company-owned restaurants primarily reflects a 9% increase in same-store sales, compared with the weak same-store sales performance during the 2004 comparable period, primarily as a result of an increase in print media advertising, primarily couponing, and other marketing initiatives and new product introductions, notably Market Fresh(R) salads and wraps, which began in April 2004.

o The 2005 first quarter increase in royalties and franchise and related fees reflects an increase in same-store sales of franchised restaurants of 3% compared with the weak same-store sales performance during the 2004 comparable period. Royalties and franchise and related fees were also positively impacted by royalties from 81 franchised Arby's restaurants opened since March 28, 2004, with generally higher than average sales volumes, replacing the royalties from the 74 generally underperforming franchised restaurants closed since March 28, 2004.

o Systemwide same-store sales were up 4% in the 2005 first quarter versus flat systemwide same-store sales in the 2004 first quarter. We currently expect the increase in 2005 systemwide same-store sales to be between 3% and 4%, reflecting the impact of continued new product introductions, improved advertising and marketing and better operating efficiencies.

o The gross margin on Arby's company-owned restaurants' sales improved to 23% in the 2005 first quarter from 20% in the comparable 2004 period. This improvement principally reflects better oversight and training of store management and improved operational reporting made available by the new back office and point-of-sale restaurant systems implemented in the second half of 2004 that facilitated labor efficiencies and reduced food waste, slightly lower costs for roast beef and the impact of certain price increases implemented in the second half of 2004. During the remainder of 2005, we expect that the improvement in the gross margin on Arby's company-owned restaurants experienced during the 2005 first quarter will continue.

o Our restaurant business operating profit increased to $14.1 million in the 2005 first quarter versus $12.0 million in the 2004 first quarter, reflecting the revenue increases and improved operating efficiencies noted above, partially offset by increases in depreciation and amortization (see below), advertising and selling expenses, and general and administrative expenses. The increase in advertising and selling expenses reflects increased spending for print media campaigns, primarily couponing. The increase in general and administrative expenses reflects higher compensation expenses.

o Depreciation and amortization from our restaurant operations was $2.9 million in the 2005 first quarter versus $2.0 million in the 2004 first quarter. This increase partially reflects the implementation of new back office and point-of-sale restaurant systems in our company-owned restaurants in the second half of 2004.

o Restaurant business EBITDA was $17.1 million in the 2005 first quarter compared with $14.0 million in the 2004 first quarter, reflecting the factors discussed above. Restaurant EBITDA is reconciled to consolidated EBITDA, which is in turn reconciled to consolidated net income or (loss), on the attached table.

o In the 2005 first quarter, the Arby's system opened 11 new units and closed 13 generally underperforming units. As of April 3, 2005, Arby's had commitments from franchisees to build 441 new units through 2011.

                           Asset Management Highlights

o Triarc accounts for Deerfield, its asset management business, as a consolidated subsidiary with a minority interest. For the 2005 first quarter, Deerfield's reported asset management and related fees, operating profit, depreciation and amortization and EBITDA, after the effects of purchase accounting adjustments and before the effect of minority interests, were $12.9 million, $2.8 million, $1.1 million and $3.9 million, respectively. Asset management EBITDA is reconciled to consolidated EBITDA, which is in turn reconciled to consolidated net income or (loss), on the attached table.

o Excluding the effects of purchase accounting adjustments associated with our acquisition of Deerfield in July 2004, 2005 first quarter asset management and related fees, operating profit, depreciation and amortization and EBITDA, before the effect of minority interests, were $13.5 million, $4.3 million, $0.1 million and $4.4 million, respectively. The attached table provides a reconciliation of these measures to the corresponding measures without exclusion of the effects of purchase accounting adjustments associated with the Deerfield acquisition.

o As of April 3, 2005, Deerfield had approximately $8.8 billion of assets under management ("AUM"), of which approximately $115 million was attributable to investments by Triarc to seed new fixed-income funds managed by Deerfield. Deerfield's AUM at April 3, 2005 consisted of approximately $7.3 billion in 18 CDOs and a structured loan fund, approximately $900 million in seven hedge funds, approximately $370 million in a real estate investment trust ("REIT") and approximately $200 million in five managed accounts.

o On April 1, 2005, Deerfield Triarc Capital Corp. ("DTCC") filed a registration statement with the Securities and Exchange Commission for the initial public offering of $450 million of its common stock. DTCC is an externally managed REIT, with Deerfield Capital Management LLC, a wholly owned subsidiary of Deerfield, as its manager. DTCC began operations in December 2004, when it completed a private placement of its common stock with gross proceeds of $400 million, including $15 million invested by Triarc. DTCC invests in a diversified portfolio of real-estate securities and various alternative investments, such as syndicated bank loans, corporate mezzanine loans, and private equity.

     Commenting on asset management operations, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "We are pleased with Deerfield's 2005 first quarter results. We continue to work closely with Deerfield's senior team as they develop strategies to grow Deerfield's AUM and expand its asset management expertise."

     Commenting on Arby's 2005 first quarter results, Peter May, Triarc's President and Chief Operating Officer, said: "Arby's posted a solid quarter and the outlook for the remainder of the year is positive, due to a strong new product pipeline and improved advertising and marketing. We are also pleased with the sales rebound at our company-owned stores and their improved operating performance."

     Commenting on future Triarc corporate opportunities, Peltz concluded: "As we look ahead, we see a number of opportunities for growth at both Arby's and Deerfield. Both organizations, led by strong and seasoned management teams, have great franchises capable of further expansion. We are also continuing to explore our options with the goal of further increasing stockholder value. We are excited about 2005 and confident that our management teams can build substantially more stockholder value at Triarc."

     Triarc is a holding company and, through its subsidiaries, the franchisor of the Arby's restaurant system and the owner and operator of 233 restaurants located in the United States. Triarc also owns an approximate 64% capital interest in Deerfield & Company LLC, a Chicago-based asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors.
                                   # # #

                        Notes and Table To Follow

                             NOTES TO PRESS RELEASE

1. In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in this press release, we present EBITDA because we believe it is a useful supplement to operating profit in understanding and assessing our consolidated results as well as the results of our segments. We also use EBITDA to evaluate our segment performance and allocate resources. Because all companies do not calculate EBITDA or similarly titled financial measures in the same way, those measures may not be consistent with the way we calculate EBITDA. Our presentation of EBITDA is not intended to replace the presentation of our financial results in accordance with GAAP. EBITDA should not be considered as an alternative to operating profit or net income or loss.

2. In addition to the results provided in accordance with GAAP in this press release, we present Deerfield's asset management and related fees, operating profit, depreciation and amortization and EBITDA before the effect of minority interests, excluding the effects of purchase accounting adjustments associated with the Deerfield acquisition. We believe these non-GAAP financial measures enhance management's ability to compare
     Deerfield's historical and future operating results and to compare Deerfield's operating results to those of its competitors. We also believe these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. Our presentation of certain non-GAAP performance measures of Deerfield is not intended to replace the presentation of its financial results in accordance with GAAP.

3. Systemwide same-store sales represent sales at all company-owned and all franchised stores. We believe that reviewing the increase or decrease in systemwide same-store sales compared with the same period in the prior year is useful to investors in analyzing the growth of the Arby's brand and assessing trends in our restaurant operations.

4. We define gross margin as the difference between net sales and cost of sales divided by net sales.

5. There can be no assurance that we or Deerfield will be able to identify appropriate future acquisition targets or that we or Deerfield will be able to successfully integrate any future acquisitions into our or Deerfield's existing operations.

6. A registration statement relating to Deerfield Triarc Capital Corp.'s common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

7. The statements in this press release that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of Triarc Companies, Inc. and its subsidiaries (collectively, "Triarc" or the "Company") and statements preceded by, followed by, or that include the words "may," "believes," "plans," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating  to  revenue  growth,  earnings  per share  growth  or  statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on our current expectations, speak only as of the date of this press release and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

o competition, including pricing pressures and the potential impact of competitors' new units on sales by Arby's(R) restaurants;

o consumers' perceptions of the relative quality, variety and value of the food products the Company offers;

o    success of operating initiatives;

o    development costs;

o    advertising and promotional efforts;

o    brand awareness;

o    the existence or absence of positive or adverse publicity;

o new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts;

o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as "mad cow disease" and avian influenza or "bird flu";

o    changes in spending patterns and demographic trends;

o    the business and financial viability of key franchisees;

o    the timely payment of franchisee obligations due to the Company;

o availability, location and terms of sites for restaurant development by the Company and its franchisees;

o the ability of the Company's franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

o    delays in opening new restaurants or completing remodels;

o anticipated or unanticipated restaurant closures by the Company and its franchisees;

o the Company's ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;

o changes in business strategy or development plans, and the willingness of the Company's franchisees to participate in its strategy;

o business abilities and judgment of the Company's and its franchisees' management and other personnel;

o availability of qualified restaurant personnel to the Company and to its franchisees;

o the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

o changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

o    adverse weather conditions;

o significant reductions in the Company's client assets under management (which would reduce the Company's advisory fee revenue), due to such factors as weak performance of the Company's investment products (either on an absolute basis or relative to our competitors or other investment strategies), substantial illiquidity or price volatility in the fixed income instruments that the Company trades, loss of key portfolio management or other personnel, reduced investor demand for the types of investment products the Company offers, and loss of investor confidence due to adverse publicity;

o increased competition from other asset managers offering similar types of products to those the Company offers;

o pricing pressure on the advisory fees that the Company can charge for its investment advisory services;

o difficulty in increasing assets under management, or efficiently managing existing assets, due to market-related constraints on trading capacity or lack of potentially profitable trading opportunities;

o removal of the Company as investment manager of one or more of the collateral debt obligation vehicles (CDOs) or other accounts it manages, or the reduction in the Company's CDO management fees because of payment defaults by issuers of the underlying collateral;

o availability, terms (including changes in interest rates) and deployment of capital;

o    changes in legal or  self-regulatory  requirements,  including  franchising
     laws,    investment   management    regulations,    accounting   standards,
     environmental laws, overtime rules, minimum wage rates and taxation rates;

o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

o    the  impact  of  general  economic   conditions  on  consumer  spending  or
     securities investing, including a slower consumer economy and the effects of war or terrorist activities;

o the Company's ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into its existing operations; and

o other risks and uncertainties affecting the Company referred to in its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (see especially "Item 1. Business--Risk Factors" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations") and in its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by federal securities laws. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.


                                           Triarc Companies, Inc. and Subsidiaries
                                       Condensed Consolidated Statements of Operations
                                       Quarters Ended March 28, 2004 and April 3, 2005

                                                                             2004                  2005
                                                                             ----                  ----
                                                                      (In thousands except per share amounts)
                                                                                  (Unaudited)

Revenues:
  Net sales..............................................................$  46,724             $  51,190
  Royalties and franchise and related fees ..............................   22,467                23,579
  Asset management and related fees (a)..................................       --                12,928
                                                                         ---------             ---------
                                                                            69,191                87,697
                                                                         ---------             ---------
Costs and expenses:
  Cost of sales, excluding depreciation and amortization.................   37,385                39,189
  Cost of services, excluding depreciation and amortization (a)..........       --                 4,149
  Advertising and selling................................................    4,167                 4,583
  General and administrative, excluding depreciation and amortization....   24,310                33,814
  Depreciation and amortization, excluding amortization of deferred
    financing costs......................................................    3,351                 5,526
                                                                         ---------             ---------
                                                                            69,213                87,261
                                                                         ---------             ---------
      Operating profit (loss)............................................      (22)                  436
Interest expense.........................................................   (9,634)              (10,253)
Insurance expense related to long-term debt..............................     (991)                 (904)
Investment income, net...................................................    6,524                 9,100
Gain on sale of business.................................................       16                 9,608
Other expense, net.......................................................      (40)                 (370)
                                                                         ---------             ---------
      Income (loss) before income taxes and minority interests ..........   (4,147)                7,617
Benefit from (provision for) income taxes................................      991                (2,513)
Minority interests in income of consolidated subsidiaries................       --                (2,425)
                                                                         ---------             ---------
      Net income (loss)..................................................$  (3,156)            $   2,679
                                                                         =========             =========

EBITDA (b)...............................................................$   3,329             $   5,962
                                                                         =========             =========

Basic and diluted income (loss) per share of Class A common stock and
    Class B common stock.................................................$   (.05)             $    .04
                                                                         ========              ========

Shares used to calculate income (loss) per share:
    Class A common stock
        Basic............................................................   19,992                23,709
                                                                         ---------             ---------
        Diluted..........................................................   19,992 (c)            24,851
                                                                         ---------             ---------
    Class B common stock
        Basic............................................................   40,154                41,844
                                                                         ---------             ---------
        Diluted..........................................................   40,154 (c)            44,375
                                                                         ---------             ---------

(a) On July 22, 2004 the Company completed the acquisition of a 63.6% capital interest in Deerfield. Deerfield, through its wholly-owned subsidiary
     Deerfield Capital Management LLC, is an asset manager offering a diverse range of fixed income and credit-related strategies to institutional investors.

(b)  The calculation of EBITDA by segment and a  reconciliation  of consolidated
     EBITDA to net income or loss follow:


                                                                             2004                  2005
                                                                             ----                  ----
                                                                      (In thousands except per share amounts)
                                                                                    (Unaudited)

Operating profit (loss):
    Restaurants..........................................................$  11,996             $  14,127
    Asset management ....................................................       --                 2,840
    General corporate....................................................  (12,018)              (16,531)
                                                                         ---------             ---------
      Consolidated operating profit (loss)...............................      (22)                  436
                                                                         ---------             ---------
Plus: depreciation and amortization, excluding
   amortization of deferred financing costs:
    Restaurants..........................................................    2,015                 2,936
    Asset management.....................................................       --                 1,083
    General corporate....................................................    1,336                 1,507
                                                                         ---------             ---------
      Consolidated depreciation and amortization.........................    3,351                 5,526
                                                                         ---------             ---------
EBITDA:
    Restaurants..........................................................   14,011                17,063
    Asset management.....................................................       --                 3,923
    General corporate....................................................  (10,682)              (15,024)
                                                                         ---------             ---------
      Consolidated EBITDA................................................    3,329                 5,962
Depreciation and amortization, excluding
  amortization of deferred financing costs...............................   (3,351)               (5,526)
Interest expense.........................................................   (9,634)              (10,253)
Insurance expense related to long-term debt..............................     (991)                 (904)
Investment income, net...................................................    6,524                 9,100
Gain on sale of business.................................................       16                 9,608
Other expense, net.......................................................      (40)                 (370)
                                                                         ---------             ---------
    Consolidated income (loss) before income taxes and minority interests   (4,147)                7,617
Benefit from (provision for) income taxes................................      991                (2,513)
Minority interests in income of consolidated subsidiaries................       --                (2,425)
                                                                         ---------             ---------
    Net income (loss)....................................................$  (3,156)            $   2,679
                                                                         =========             =========

(c) The shares used to calculate diluted loss per share are the same as those used to calculate basic loss per share for the 2004 first quarter since there was a net loss and, therefore, the effect of all potentially dilutive securities on the loss per share would have been antidilutive. Had the Company reported net income for the 2004 first quarter, the shares used to calculate diluted income per Class A common share would have been 21,780,000, reflecting the effect of dilutive stock options. The shares used to calculate diluted income per Class B common share would have been 43,729,000, also reflecting the effect of dilutive stock options. The effects of dilutive stock options represented in such amounts reflect the average price of the Company's stock during that period. These dilutive effects may not be representative of the effects that may occur in future periods. Accordingly, this information is presented for informational purposes only. In addition to the effect of dilutive stock options, the Company's 5% Convertible Notes are currently convertible into 4,375,000 shares of the Company's Class A common stock and 8,750,000 shares of the Company's Class B common stock. Such additional shares were not included in the diluted shares above due to the substantial income that would be required before the Convertible Notes became dilutive.

(d) The reconciliation of certain operating measures of Deerfield before purchase accounting adjustments to such measures after purchase accounting adjustments for the 2005 first quarter follows:

                                                                                    Depreciation and
                                                                                      Amortization,
                                                                                        Excluding
                                                             Asset                     Amortization
                                                           Management                  of Deferred
                                                          and Related     Operating     Financing
                                                            Fees(1)       Profit(1)      Costs(1)        EBITDA(1)
                                                          ----------      --------    -------------       --------
                                                                                 (In thousands)

       Before purchase accounting adjustments (2) ........ $13,505       $   4,270        $    84       $  4,354
           Expected asset management fees recorded as a
             receivable in purchase accounting............    (577)           (577)            --           (577)
           Cost of services recorded as a liability
             in purchase accounting (3)...................      --             146             --            146
           Amortization of intangible assets recorded in
             purchase accounting..........................      --            (999)           999             --
                                                          --------       ---------        -------       --------
       After purchase accounting adjustments..............$ 12,928       $   2,840        $ 1,083       $  3,923
                                                          ========       =========        =======       ========

---------------
(1)  All amounts are before the effects of minority interests.
(2)  The asset  management and related fees,  operating profit and EBITDA before purchase accounting adjustments reflect the elimination of asset management fees paid to Deerfield by Triarc of $0.4 million.
(3)  Represents  incentive  compensation  relating to the receivable recorded in purchase accounting.